UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2012

WASTE CONNECTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31507	94-3283464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterway Plaza Two

10001 Woodloch Forest Drive, Suite 400

The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 442-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 17, 2012, our Board of Directors approved amendments (the “Amendments”) to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) that, subject to approval by our stockholders, will reduce stockholder voting provisions in the Restated Certificate that call for greater than a simple majority vote to require a majority of votes cast where permissible under Delaware law, and otherwise to require the lowest vote threshold permitted by Delaware law. The Board of Directors considered the Amendments in light of a stockholder proposal voted on at the 2012 Annual Meeting of Stockholders that requested that our Board of Directors take the steps necessary to reduce each stockholder voting requirement in our Restated Certificate that called for greater than simple majority vote be changed to require a majority of votes cast. The Board of Directors directed that a proposal to approve the Amendments be considered by stockholders at the 2013 Annual Meeting of Stockholders and be included in the proxy statement for the 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2012

WASTE CONNECTIONS, INC.

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Executive Vice President and Chief Financial Officer